Exhibit 14

STILWELL VALUE PARTNERS III, L.P.

26 Broadway, 23rd Floor

New York, New York 10004

(212) 269-5800

January 7, 2008

By Federal Express, US Certified Mail, and Facsimile

SCPIE Holdings Inc.

1888 Century Park East

Los Angeles, California 90067

Attention: Joseph P. Henkes, Corporate Secretary

Notice of Intent to Nominate

Dear Corporate Secretary:

This letter constitutes a notice of intent by Stilwell Value Partners III, L.P. (“Stilwell Value Partners III”) to nominate three (3) persons for election as directors of SCPIE Holdings Inc. (the “Corporation”) at the 2008 Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”). This notice is being provided to you pursuant to Section 12 of the Corporation’s Bylaws. As of the date hereof, Stilwell Value Partners III is the record shareholder of 100 shares of common stock (the “Common Stock”) of the Corporation, and beneficially owns 950,100 shares or 9.92% of the Common Stock of the Corporation. Stilwell Value Partners III’s address, as it appears on the Corporation’s books, is 26 Broadway, 23rd Floor, New York, New York 10004.

Stilwell Value Partners III hereby notifies the Corporation pursuant to Section 12 of the Corporation’s Bylaws that it intends to nominate Gregory Noonan, Spencer L. Schneider and Joseph Stilwell (each, a “Nominee” and together, the “Nominees”) for election to the Board of Directors of the Corporation at the Annual Meeting and that such nominations will be made by a duly authorized agent and proxy of Stilwell Value Partners III present in person at the Annual Meeting. As required by Section 12 of the Corporation’s Bylaws, also enclosed is the written consent of each Nominee to be named in Stilwell Value Partners III’s proxy statement and to serve as a director of the Corporation if elected. Stilwell Value Partners III is part of a group that intends to deliver a proxy statement and form of proxy to holders of at least a majority of the Corporation’s outstanding Common Stock.

Set forth below is certain information regarding the Nominees required by Section 12 of the Corporation’s Bylaws. The information contained herein responds fully to all of the requirements of Section 12. In certain instances in which a disclosure item is not applicable or no dis closure is required to be made pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no response has been provided below.

The following information is based upon information provided by the Nominees, which they have certified as being correct:

A.	Name, Age, Business Address and Residence Address

Name	Age	Business Address	Residence Address
Gregory Noonan	49	110 E. 59th Street New York, NY 10022	26 Inverness Court White Plains, NY 10605
Spencer L. Schneider	47	70 Lafayette Street New York, NY 10013	10 Waterside Plaza New York, NY 10010
Joseph Stilwell	46	26 Broadway New York, NY 10004	480 Route 164 Patterson, NY 12563

B.	Principal Occupation or Employment at Present and For Past Five Years

Gregory Noonan: Mr. Noonan is a member of the Bar of the State of New York. He focused on tax law in law school and holds an undergraduate accounting degree. From 1984 through 2001, he was employed by Prudential Securities Inc., New York, NY. He was employed from 2002 through 2003 by Cantor Fitzgerald & Co., a securities brokerage firm. He retired in 2003 and on February 14, 2006, re-joined Cantor Fitzgerald & Co., New York, NY, in a supervisory compliance position. Mr. Noonan is an investor in funds managed by Mr. Stilwell. He is not employed by any parent, subsidiary or other affiliate of the Corporation.

Spencer L. Schneider: From 1989 through the present, Mr. Schneider has been engaged in the private practice of law in New York, NY, where he is a member of the Bar. His practice includes corporate law, securities law, litigation and real estate. He has been a member of the Board of Directors of American Physicians Capital, Inc. (“ACAP”) since 2002, shortly after its second reserve write-down. After he became a director, the ACAP Board directed management to discontinue its workers’ compensation expansion. Then, the Board directed ACAP to leave non-core professional liability states (such as Florida) and to exit healthcare and workers’ compensation altogether. Mr. Schneider assisted in the early retirement of ACAP’s former CEO. Mr. Schneider is a member of the Bar of the State of New York. He is not employed by any parent, subsidiary or other affiliate of the Corporation.

Joseph Stilwell: Mr. Stilwell has acted as a private investment manager overseeing the Stilwell Group of funds since 1993. Mr. Stilwell received a Bachelor of Science in Economics from The Wharton School, University of Pennsylvania. He is a member of the Board of Directors of ACAP. He was a member of the Board of Directors of the Corporation from January 15, 2007 until his resignation on October 17, 2007. During that period, Mr. Stilwell was paid $62,291.66 in fees as a director of the Corporation. He is the sole and managing member of Stilwell Value LLC, which is the general partner of Stilwell

Value Partners III. He is not employed by any parent, subsidiary or other affiliate of the Corporation.

C.	Shares Owned Either Beneficially or Of Record

Except as described in Item D below and in the following paragraph, during the past two years, none of the Nominees has beneficially, or of record, owned any shares of Common Stock.

Set forth below are the dates and amounts of purchases and sales of shares of Common Stock by Stilwell Value Partners III (or any affiliate) which are deemed to be beneficially held by Mr. Stilwell. All purchases and sales of shares of Common Stock were made in open market transactions on the New York Stock Exchange.

Purchases

Trade Date	No. of Shares	Price Per Share ($)	Total Cost ($)
11/02/05	2,000	15.18	30,360.00
11/03/05	21,900	15.26	334,137.06
11/04/05	2,000	15.83	31,653.00
11/07/05	1,200	16.50	19,800.00
11/11/05	3,800	17.32	65,816.00
11/15/05	1,500	17.23	25,846.05
11/16/05	5,500	18.00	98,980.20
11/17/05	6,700	18.15	121,605.00
11/18/05	15,000	19.49	292,405.50
11/21/05	50,000	20.04	1,002,180.00
11/22/05	15,100	20.03	302,434.88
11/23/05	20,000	20.18	403,606.00
11/25/05	20,500	20.18	413,755.60
11/28/05	15,000	19.99	299,787.00
11/29/05	50,000	20.32	1,016,035.00
11/30/05	800	20.48	16,384.00
12/01/05	38,100	21.00	800,214.30
12/05/05	12,000	21.01	252,074.40
12/06/05	8,000	20.95	167,564.80
12/07/05	50,300	20.95	1,053,860.45
12/09/05	63,300	21.25	1,345,125.00
12/19/05	12,500	20.63	257,815.00
12/20/05	1,900	20.89	39,690.05
12/21/05	10,000	20.89	208,850.00
12/21/05	2,700	20.92	56,495.88
12/22/05	8,100	21.02	170,256.33
12/23/05	4,200	21.00	88,192.86
12/27/05	12,500	20.98	262,232.50
12/28/05	5,400	21.00	113,400.00
12/29/05	2,000	20.87	41,745.00
12/29/05	1,200	20.94	25,131.96
12/30/05	7,800	20.80	162,219.72
12/30/05	100	20.54	2,053.50

01/03/06	8,000	21.14	169,108.00
01/04/06	8,000	21.86	174,854.40
01/05/06	8,000	21.81	174,480.00
01/06/06	8,000	22.50	180,000.00
01/09/06	95,000	23.08	2,192,600.00
01/19/06	7,600	23.88	181,488.00
02/16/06	1,400	22.50	31,500.00
02/17/06	400	22.37	8,948.00
02/21/06	1,400	22.54	31,556.00
02/22/06	1,000	22.98	22,980.00
02/23/06	100	22.95	2,295.00
02/24/06	5,200	22.99	119,548.00
02/27/06	2,100	22.88	48,048.00
02/28/06	2,100	22.62	47,502.00
03/01/06	5,400	22.04	119,016.00
03/02/06	5,600	21.30	119,280.00
03/03/06	3,000	21.99	65,970.00
05/11/06	500	23.00	11,500.00
05/12/06	4,100	22.88	93,808.00
05/15/06	9,300	22.01	204,693.00
05/16/06	35,200	20.63	726,028.16
05/17/06	12,300	20.68	254,364.00
05/18/06	9,800	22.50	220,538.22
05/19/06	1,500	22.27	33,412.05
05/23/06	3,700	22.99	85,058.93
05/24/06	200	22.89	4,577.00
06/09/06	500	23.00	11,500.00
06/21/06	6,800	22.93	155,904.28
06/22/06	3,400	22.93	77,960.98
06/23/06	2,300	22.96	52,810.07
07/05/06	3,800	22.88	86,956.92
07/06/06	300	22.96	6,888.99
07/07/06	2,100	23.65	49,662.06
07/10/06	4,500	23.49	105,714.00
07/11/06	3,200	22.88	73,228.16
07/12/06	1,900	22.95	43,598.92
07/14/06	2,500	22.41	56,013.00
07/17/06	2,400	22.54	54,106.08
07/18/06	2,900	22.91	66,427.11
07/19/06	3,000	23.00	68,991.90
07/20/06	1,600	22.88	36,608.96
07/21/06	2,700	22.76	61,456.59
07/24/06	1,800	23.04	41,477.04
07/25/06	3,700	23.11	85,525.13
07/26/06	2,800	23.03	64,480.92
07/27/06	2,100	22.79	47,851.02
07/28/06	4,100	23.16	94,955.18
07/31/06	2,300	22.97	52,839.97
08/01/06	1,700	22.69	38,577.93

08/02/06	5,600	23.03	128,987.04
08/03/06	1,600	22.88	36,600.00
08/04/06	2,200	22.92	50,414.10
08/07/06	1,500	22.69	34,036.05
08/08/06	4,100	21.96	90,017.14
08/09/06	5,100	22.99	117,243.90
08/10/06	1,500	22.49	33,739.95
08/11/06	1,300	22.33	29,029.00
08/14/06	2,300	23.01	52,923.92
08/15/06	4,400	23.22	102,153.04
08/16/06	2,300	23.40	53,822.07
08/17/06	1,900	23.41	44,479.00
08/18/06	1,200	23.77	28,521.96
08/21/06	1,900	23.87	45,344.07
08/22/06	3,300	23.78	78,460.14
08/23/06	1,000	23.32	23,322.00
08/24/06	2,400	23.00	55,189.92
08/25/06	900	23.05	20,748.96
08/28/06	800	23.08	18,465.04
08/29/06	7,500	23.16	173,667.00
08/30/06	3,300	23.82	78,621.84
08/31/06	2,600	23.91	62,164.96
09/01/06	1,500	24.05	36,078.00
09/05/06	1,100	23.90	26,288.02
09/06/06	2,000	23.45	46,891.00
09/07/06	2,100	23.30	48,932.10
09/08/06	400	23.45	9,378.00
09/11/06	1,100	23.12	25,432.00
09/12/06	2,100	23.87	50,127.00
09/14/06	300	24.22	7,266.00
09/15/06	5,100	24.76	126,276.00
09/18/06	1,000	24.38	24,380.00
09/19/06	2,900	24.38	70,702.00
09/20/06	1,800	25.40	45,727.02
09/22/06	1,900	23.67	44,973.00
09/25/06	1,400	23.61	33,054.00
10/02/06	1,800	22.99	41,382.00
12/15/06	3,900	25.96	101,244.00
12/18/06	5,500	26.00	143,000.00
12/19/06	1,800	25.95	46,710.00
11/02/07	25,000	27.97	699,250.00
11/02/07	35,000	27.75	971,250.00
11/07/07	25,000	27.50	687,500.00
12/05/07	6,500	27.20	176,800.00

Totals	960,300		12,412,749.44

Sales

Trade Date	No. of Shares	Price Per Share ($)	Total Cost ($)
11/17/05	2,000	18.34	36,680.00
12/08/05	5,700	21.04	119,928.00
06/13/06	2,500	22.07	55,173.00

Totals	10,200		156,608.00

D.	Interest of Certain Persons in Matters to be Acted Upon

None of the Nominees is, or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. None of the Nominees or any of their associates has any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

E. Other information that is required to be disclosed in a solicitation of proxies for the election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act.

1.	Directorships of Other Publicly Owned Companies

Messrs. Schneider and Stilwell are currently members of the Board of Directors of American Physicians Capital, Inc., which has a class of equity securities registered under the Exchange Act. Mr. Noonan is not currently a director of any corporation, partnership or other entity that has a class of equity securities registered under the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

2.	Material Proceedings Adverse to the Corporation

There are no material proceedings to which any Nominee or any of their associates is a party adverse to the Corporation or any of its subsidiaries. In addition, no Nominee or any of their respective associates, has a material interest adverse to the Corporation or any of its subsidiaries.

3.	Positions or Offices with the Corporation

None of the Nominees is an officer of the Corporation.

4.	Transactions in Stock of the Corporation

Except for the transactions listed above in C, none of the Nominees has had any transactions in the Common Stock of the Corporation.

5.	Arrangements or Understandings with Other Persons

None of the Nominees or any of their associates has any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

6.	Absence of any Family Relationships

None of the Nominees has any family relationship with any director or officer of the Corporation. In addition, there is no family relationship among any of the Nominees.

7.	Absence of Involvement in Certain Legal Proceedings

There are no matters with respect to any Nominee required to be disclosed under Item 401(f) of Regulation S-K, or Item 5(b)(1)(iii) of Schedule 14A.

8.	Absence of Certain Transactions or Relationships

There are no matters with respect to any Nominee required to be disclosed under Items 404(a) or 404(c) of Regulation S-K. No Nominee has any relationship described in Section 303A.02(b) of the NYSE Listed Company Manual relating to director independence.

9.	Section 16 Compliance

No Nominee is currently required to file reports under Section 16 of the Exchange Act with respect to the Common Stock.

Sincerely,

STILWELL VALUE PARTNERS III, L.P.

/s/ Joseph Stilwell
Joseph Stilwell Sole and Managing Member of Stilwell Value LLC, General Partner of Stilwell Value Partners III, L.P.

CONSENT OF PROPOSED NOMINEE

I, Spencer Schneider, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2008 Annual Meeting of Stockholders of SCPIE Holdings Inc. and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Spencer Schneider
Spencer Schneider

Dated:	January 7, 2008

CONSENT OF PROPOSED NOMINEE

I, Gregory Noonan, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2008 Annual Meeting of Stockholders of SCPIE Holdings Inc. and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Gregory Noonan
Gregory Noonan

Dated:	January 3, 2008

CONSENT OF PROPOSED NOMINEE

I, Joseph Stilwell, hereby consent to be named in the proxy statement of Stilwell Value Partners III, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of SCPIE Holdings Inc. for use in voting at the 2008 Annual Meeting of Stockholders of SCPIE Holdings Inc. and I hereby consent and agree to serve as a director of SCPIE Holdings Inc. if elected at such Annual Meeting.

/s/ Joseph Stilwell
Joseph Stilwell

Dated:	January 7, 2008